CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the use of our report dated October 27, 1995 included in Pioneer Mid-Cap Fund's (formerly Pioneer Three) 1995 annual report (and to all references to our firm) included in or made a part of the Pioneer Mid-Cap Fund Post-Effective Amendment No. 21 and Amendment No. 21 to Registration Statement File Nos. 2-79140 and 811-3564, respectively.




                                           ARTHUR ANDERSEN LLP




Boston, Massachusetts
February 1, 1996